                                                                    EXHIBIT 25.1

                                    FORM T-1

                               ----------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)

                               ----------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                  New York                                       13-3818954
       (Jurisdiction of incorporation                         (I.R.S. employer
        if not a U.S. national bank)                         identification No.)

            114 West 47th Street                                 10036-1532
                New York, NY                                     (Zip Code)
  (Address of principal executive offices)

                               ----------------

                             Edison Mission Energy
              (Exact name of obligor as specified in its charter)

                 California                                      95-4031807
       (State or other jurisdiction of                        (I.R.S. employer
        incorporation or organization)                       identification No.)

           18101 Von Karman Avenue
                 Suite 1700
             Irvine, California                                    92612
  (Address of principal executive offices)                       (Zip Code)

                               ----------------

                     9.875% Senior Notes due April 15, 2011
                      (Title of the indenture securities)

                               ----------------

                                    GENERAL

1. General Information

   Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

     Federal Reserve Bank of New York (2nd District), New York, New York
       (Board of Governors of the Federal Reserve System)
     Federal Deposit Insurance Corporation, Washington, D.C.
     New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor

   If the obligor is an affiliate of the trustee, describe each such affiliation.

       None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

   Edison Mission Energy currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. List of Exhibits

   T-1.1 -- Organization Certificate, as amended, issued by the State of New
            York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

   T-1.2 -- Included in Exhibit T-1.1.

   T-1.3 -- Included in Exhibit T-1.1.

   T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

   T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust
            Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

   T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of December 31, 2000, the trustee had 2,999,029 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ----------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of April, 2001.

UNITED STATES TRUST COMPANY
 OF NEW YORK, Trustee

By: /s/ Christopher J. Grell
    ---------------------------
    Christopher J. Grell
    Assistant Vice President

                                                                   Exhibit T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

April 24, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
 OF NEW YORK

By: /s/ H. William Weber
    ------------------------
    H. William Weber
    Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 2001
                                ($ IN THOUSANDS)

     ASSETS
     ------
     Cash and Due from Banks........................................ $   60,744
     Short-Term Investments.........................................     61,956

     Securities, Available for Sale.................................    687,786

     Loans..........................................................  2,866,204
     Less: Allowance for Credit Losses..............................     17,858
                                                                     ----------
       Net Loans....................................................  2,848,346
     Premises and Equipment.........................................     65,105
     Other Assets...................................................    264,387
                                                                     ----------
       Total Assets................................................. $3,988,324
                                                                     ==========

     LIABILITIES
     -----------
     Deposits:
       Non-Interest Bearing......................................... $  635,939
       Interest Bearing.............................................  2,338,442
                                                                     ----------
        Total Deposits..............................................  2,974,381

     Short-Term Credit Facilities...................................    383,958
     Accounts Payable and Accrued Liabilities.......................    300,828
                                                                     ----------
       Total Liabilities............................................ $3,659,167
                                                                     ==========

     STOCKHOLDER'S EQUITY
     --------------------
     Common Stock...................................................     14,995
     Capital Surplus................................................    208,551
     Retained Earnings..............................................    123,254

     Accumulated Other comprehensive Income.........................    (17,643)
                                                                     ----------

      Total Stockholder's Equity....................................    329,157
                                                                     ----------

      Total Liabilities and Stockholder's Equity.................... $3,988,324
                                                                     ==========

    I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

    Richard E. Brinkmann, Managing Director & Controller

    April 16, 2001


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